EXHIBIT 99.1
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                              FAB INDUSTRIES, INC.

200 MADISON AVENUE * NEW YORK, N.Y. 10016 * (212) 592-2700 * FAX (212) 689-6929


FOR IMMEDIATE RELEASE:                                    FAB INDUSTRIES, INC.
                                                          200 MADISON AVENUE
                                                          NEW YORK, N.Y. 10016


FAB INDUSTRIES, INC. (AMEX: FIT)

                                                          July 15, 2004


New York, N.Y., July 15, 2004. Fab Industries, Inc. which has been operating under a shareholder approved Plan of Liquidation effective May 30, 2002 released its 2nd Quarter earnings on July 13, 2004 which indicated earnings per share of $0.15. The following financial information indicates the source of those earnings on a per share basis:

Earnings per share from operations:  $0.04.
The balance of $0.11 per share comes from gain on the sale of fixed assets, interest and dividend income, and net gain on investment securities.

Pre-tax income was $1,182,000. The following information identifies the sources of this pre-tax income:

Loss from textile operations:                                ($263,000)

Income from manufacturing operation being phased out:         $581,000

Income from the sale of fixed assets:                         $322,000

Income from interest and dividends:                           $108,000

Net gain on investment securities:                            $434,000


         This press release contains forward-looking statements about Fab Industries, Inc., including those statements regarding future operating results and the timing and composition of revenues, among others. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the following: our ability to find qualified buyers for our assets; overall economic and business conditions; our continuing ability to support the demand for our goods and services; competitive factors in the industries in which we compete; changes in government regulation; changes in tax requirements (including tax rate changes, new tax laws and revised tax interpretations); interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; material contingencies provided for in a sale of our assets; de-listing of our common stock from the American Stock Exchange; our ability to retain key employees during any wind down period; and any litigation arising as a result of our plan to wind down our operations. Additional risks are discussed in the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for the year ended November 29, 2003. These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release.


                                   WEBSITE: HTTP://WWW.FAB-INDUSTRIES.COM